SECURITIES AND EXHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITES EXCHANGE ACT OF 1934

                                 MARCH 15, 2001
                        (Date of earliest event reported)

                             AUTOCORP EQUITIES, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                                         87-0522501
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporated organization)

                                    000-15216
                            (Commission File Number)

                          911 W. Parker Rd., Suite 306
                               Plano, Texas 75023
                    (Address of principal executive offices)

                                 (972) 378-5355
              (Registrant's telephone number, including area code)

In this report, the words we, our, ours, us, Company, and us refer only to AutoCorp Equities, Inc. They do not include any of our subsidiaries unless we specifically refer to them.

Headquartered in Plano, Texas, we are a sub-prime indirect consumer lender for automobile finance and an investor/operator in new and used car dealerships. Effective for the fiscal quarter ended March 31, 2001, we changed our principal certifying accountants for geographical reasons and the Company's desire to have certifying accountants in the same geographical area as its corporate headquarters in Plano, TX.

Item 1.   Changes in Control of  Registrant - N/A

Item 2.   Acquisition or Disposition of Assets - N/A

Item 3.   Bankruptcy or Receivership - N/A

Item 4.   Changes in Registrants Certifying Accountant

          (a.) The Company has changed its Certifying Accountant, Hurley & Company of Granada Hills, California, effective March 15, 2001.

          (b.) The principal accountant's reports for the last two fiscal years contained adverse opinions as to the Company's ability to continue as a going concern.

          (c.) The decision to change the Company's accountants was approved by the Company's Board of Directors.

          (d.) During the last two most recent fiscal years there have been no disagreements with the Former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

          (e.) The Company has engaged the accounting firm of King, Griffin & Adamson, P.C. of Dallas, Texas.

Item 5.   Other Events - N/A

Item 6.   Resignation of Registrant's Directors

Item 7.   Financial    Statements,   Pro   Forma   Financial   Information   and
          Exhibits

                                 EXHIBIT INDEX
                                 -------------

Exhibit
No.                     Description
-------                 -----------

  5.2           Press Release dated November 15, 2000
 16.1           Letter of Resignation of Certified Public Accountant
 23.1           Consent of Certified Public Accountant


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date:  March 15, 2001               AUTOCORP EQUITIES, INC.

                                    (Registrant)


                                      /s/ Jerry Hamilton
                                    -------------------------------------------
                                    Jerry Hamilton
                                    Controller and Principal Accounting Officer